Exhibit 99.1

                                                                      NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                        For Immediate Release


Contacts:         Investors                                Media Relations
                  George Laskaris                          Andrea Staub
                  718.403.2526                             516.545.5052
                                                           516.824.1241 (beeper)





        KeySpan's Third Quarter Earnings on Target and Ahead of Last Year

                 Solid Performance despite Cooler Summer Weather
                 -- Company Reaffirms 2003 Earnings Guidance --


Brooklyn, New York, November 6, 2003 - KeySpan Corporation (NYSE: KSE) announced third quarter consolidated earnings from continuing operations, less preferred stock dividends, for the quarter ended September 30, 2003, of $11.1 million, or $0.07 per share, in line with our target and ahead of last year. Contributing to results for the quarter was an $8.4 million or $0.05 per share after-tax gain from the planned sale of real estate. Results for the quarter compare with $3.6 million, or $0.03 per share, for the same period last year. For the nine months ended September 30, 2003, KeySpan had consolidated earnings of $260.6 million, or $1.65 per share, compared to $244.5 million, or $1.74 per share, for the same period last year. This year's results included the impact on earnings per share from the January equity offering of 13.9 million shares and exclude both the first quarter gain of $19.0 million or $0.12 per share from the partial sale of The Houston Exploration Company (NYSE: THX) and the second quarter charge of $34.1 million or $0.22 per share associated with the Company's partial sale of its ownership interest in KeySpan Canada and its interest in Taylor NGL, LP.

Consolidated results for the nine months ending September 30, 2003, including both the first quarter gain from the partial sale of The Houston Exploration Company and the second quarter charge associated with the KeySpan Canada and Taylor transactions were $245.5 million, or $1.56 per share.

"The strength and balance of KeySpan's businesses allowed us to achieve solid performance in the third quarter, despite the cool summer weather and the continued weakness in the local construction sector," said Robert B. Catell, Chairman and Chief Executive Officer. "Our core gas distribution business continued to add and convert customers across all our gas distribution territories, and we have met our winter storage requirements for this upcoming winter. Our electric business responded well during the August blackout, as we restored service to all electric customers of the Long Island Power Authority in just over a day and our electric generation portfolio was available as needed to restore service. In addition, our exploration and production operations posted another strong quarter, benefiting from higher gas prices."

Segment Highlights
Major segment highlights in 2003 and 2002 are reported on an Operating Income basis as follows:

------------------------------------------------------ --------------------------- -----------------------------
            Operating Income ($ millions)                     3rd Quarter               Year - to - Date
------------------------------------------------------ ------------- ------------- ------------- ---------------
                                                           2003          2002          2003           2002
------------------------------------------------------ ------------- ------------- ------------- ---------------
Gas Distribution(1)                                      ($39.1)       ($39.6)        $357.4         $321.6
------------------------------------------------------ ------------- ------------- ------------- ---------------
Electric Services                                        $100.3        $106.6         $191.4         $227.6
------------------------------------------------------ ------------- ------------- ------------- ---------------
Energy Services                                          ($13.6)        ($4.8)        ($32.6)        ($25.1)
------------------------------------------------------ ------------- ------------- ------------- ---------------
Energy Investments(2)
------------------------------------------------------ ------------- ------------- ------------- ---------------
   Exploration & Production                               $51.0         $26.4         $156.7          $75.6
------------------------------------------------------ ------------- ------------- ------------- ---------------
   Other Energy Investments                                $8.0         $10.5          $27.2          $15.1
                                                           ----         -----          -----          -----
------------------------------------------------------ ------------- ------------- ------------- ---------------
Sub-Total Energy Investments                              $59.0         $36.9         $183.9          $90.7
------------------------------------------------------ ------------- ------------- ------------- ---------------

------------------------------------------------------ ------------- ------------- ------------- ---------------
Total Operating Segments                                 $106.6         $99.1         $700.1         $614.8
------------------------------------------------------ ------------- ------------- ------------- ---------------
Other                                                    ($12.6)        ($1.4)        ($11.3)          $2.9
                                                         -------        ------        -------          ----
------------------------------------------------------ ------------- ------------- ------------- ---------------
Total Operating Income                                    $94.0         $97.7         $688.8         $617.7
------------------------------------------------------ ------------- ------------- ------------- ---------------

Note: Reported Operating Income Includes Equity Income from Investments

(1) To comply with a recent change in state tax law, the recording of gross receipts tax is now recorded in state income taxes and as a result, 2002 gas segment operating income has been modified to reflect the change.

(2) Operating income represents 100% of the Company's gas exploration and production and Canadian subsidiaries' results.


Key Operating Income Drivers by Segment

o The Gas Distribution segment, serving New York City, Long Island and New England, recorded an anticipated seasonal loss in the third quarter. Third quarter and nine-month performance exceeded last year's results by $0.5 million and $35.9 million, respectively. Results year-to-date benefited from an increase in net revenues of approximately $115 million over last year predominantly due to new load growth and higher customer consumption from colder weather. Thus far in 2003, KeySpan completed more than 36,000 gas installations that should add approximately $34 million in new annual gross profit margin. Positive year-to-date results were offset by an increase in operating expenses of approximately $79 million, primarily attributable to higher pension and other post-retirement employment benefit
     (OPEB) costs, as well as increased operation and maintenance expenses largely resulting from the colder weather last winter.

o The Electric Services segment consists of two components -- a focused generation portfolio serving the New York City and Long Island "load pockets" and a transmission and distribution management operation, providing service under long-term contracts with the Long Island Power
     Authority (LIPA). Quarterly results reflect a decline in operating income of $6.3 million compared to the same period last year, primarily due to lower variable revenues from the LIPA contracts. Our Ravenswood facility in New York City offset the effect of the cooler summer weather on energy margins, with higher capacity payments realized due to a change in the New York Independent System Operator rules.

o The Energy Services segment reported a quarterly operating loss of $13.6 million, which was an $8.8 million decrease in operating income from last year. While KeySpan Home Energy Services' results were on target, quarterly results in the Business Solutions division continue to reflect the impact of a sluggish construction sector, which has delayed the award and commencement of certain engineering, design, and construction projects and increased the competition for remaining opportunities. Backlog of awarded contracts currently stands at approximately $527 million, which is approximately the same as year-end 2002.

o The Energy Investments segment includes the Company's gas exploration and production operations -- primarily its 56% ownership of Houston Exploration -- as well as pipeline, LNG and other investments. The Energy Investments segment realized quarterly operating income that exceeded the same period last year by $22.1 million, primarily due to the increase in gas commodity prices realized in the Company's gas exploration and production operations and from the positive contribution from our acquisition in December 2002 of the KeySpan LNG facility in Rhode Island. Average realized gas prices in the third quarter increased by 38% from $3.23 per Mcf in 2002 to $4.45 per Mcf this year. Average realized prices in the nine months ended September 30, 2003 increased by 46% from $3.17 per Mcf in 2002 to $4.64 per Mcf. In addition, E&P production totaled approximately 27 Bcfe in the quarter, and approximately 80 Bcfe for the nine-months ended September 30, 2003. To minimize gas price volatility, as of September 30, 2003, THX has hedged slightly less than 70% of estimated 2003 gas production at a weighted average floor price of $3.42 per MMBtu and ceiling price of $4.55 per MMBtu, and a similar amount for its 2004 production at a weighted average floor price of $4.12 per MMBtu and ceiling price of $5.80 per MMBtu.

Financial Update

Regarding the former Boston Gas Company, we filed a base rate case and Performance Based Rate (PBR) Plan on April 16, 2003, to be effective in the fourth quarter of 2003. On October 31, 2003, the DTE rendered its decision on the Company's proposal and approved a $26 million increase in base revenues with an allowed return on equity of 10.2% on a balanced capital structure. The DTE also approved a true-up mechanism for pension and other post-retirement benefit costs including carrying costs on both pre-paid assets and deferred assets on these items. The DTE also approved a PBR Plan for up to ten years that allows for an annual inflation adjustment, including a productivity offset.

In addition, KeySpan Generation filed a request with the Federal Energy Regulatory Commission (FERC) for revised rates for the sale of electric capacity, energy and ancillary services to LIPA. The current FERC approved rates, which have been in effect since May 1998, are set to expire on December 31, 2003. The rate filing proposes a return on equity of 11% and a revenue increase of $6.4 million or 2.1% to cover increased operations and maintenance expenses, primarily increased security and reliability costs. The new rates will take effect for a five year period beginning January 1, 2004.

The Company also declared a quarterly common stock dividend of $0.445 per share, payable November 1, 2003, to shareholders of record as of October 15, 2003. This dividend is the Company's 22nd consecutive period of paying a dividend as KeySpan. This dividend payment builds upon the Company's long-standing consistent history of dividend payments previously established in its former companies.

2003 Earnings Outlook

In accordance with the guidance issued in January, and based on results achieved to date, KeySpan maintains its overall 2003 earnings guidance of $2.45 to $2.60 per share, including the effect of the equity issuance in January and excluding special items. Earnings from continuing core operations are forecasted to be approximately $2.15 to $2.20 per share, while earnings from exploration and production operations are forecasted to be approximately $0.30 to $0.40 per share. The Company's earnings forecasts may vary significantly during the year due to, among other things, changing economic and energy market conditions, commodity prices and weather. The Company is once again reaffirming its strong commitment to its dividend at the current annual rate of $1.78 per share.

"We continue the implementation and execution of our balanced and focused strategy," said Mr. Catell. "Our objective remains the same - the achievement of growth in our core gas, electric and energy services businesses, which are well-positioned to take advantage of the opportunities in the strategic
Northeast markets. Our strong financial profile in conjunction with the available growth opportunities should position us well to provide overall enhanced value to our shareholders - our ultimate goal."

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast with 2.5 million customers, operating regulated natural gas utilities in New York, Massachusetts and New Hampshire under the KeySpan Energy Delivery service company. This customer focused business is complemented by the Energy Services business which offers a portfolio of energy-related products, services and solutions to homes and businesses under the KeySpan Home Energy Services and KeySpan Business Solutions companies. KeySpan is also the largest investor owned electric generator in New York State. We own approximately 6,400 Mw of generating capacity, which provides power to 1.1 million LIPA customers on Long Island and supplies 25% of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in natural gas exploration, production, pipeline transportation, distribution and storage, and Canadian gas processing. KeySpan has headquarters in Brooklyn, Boston and Long Island and 12,000 employees. For more detailed financial and strategic information, please visit our Investor Relations web page at http://investor.keyspanenergy.com.
                                   ----------------------------------

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and place limits on the type and manner in which we invest in new businesses; our ability to successfully reduce our cost structure and operate efficiently; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate such business ventures profitably; the ability of KeySpan to identify and make complementary acquisitions,  as  well as the  successful  integration  of  recent  and  future acquisitions; inflationary trends and interest rates; fluctuations in weather and in gas and electric prices; our ability to successfully contract for natural gas supplies required to meet the needs of our firm customers; creditworthiness of counterparties to derivative instruments and commodity contracts; retention of key personnel; the impact of federal and state utility regulatory policies and orders on our regulated and unregulated businesses; competition in general facing our unregulated Energy Services businesses, including but not limited to competition from other mechanical, plumbing, heating, ventilation and air conditioning and engineering companies, as well as other utilities and utility holding companies that are permitted to engage in such activities; changes in political conditions, acts of war or terrorism; changes in rates of return on overall debt and equity markets could have an adverse impact on the value of pension assets; changes in accounting standards or GAAP, which may require adjustments to financial statements; a change in the fair value of our investments that could cause a significant change in the carrying value of goodwill; and other risks detailed from time to time in reports and other documents filed by KeySpan with the Securities and Exchange Commission.
-------------------------------------------------------------------------------

Earnings Conference Call: Investors are invited to participate in the KeySpan Corporation 2003 Third Quarter Conference Call on:

Thursday, November 6, 2003, at 10:30 AM (EST)
Dial Number: 888-552-7850            International Dial Number: (706) 645-9166
Replay Number: 800-642-1687          International Replay Number: (706) 645-9291
Access Code: 2754356
Audio webcast available at http://investor.keyspanenergy.com


                               KeySpan Corporation
                        Consolidated Summary of Earnings
               (In Thousands of Dollars, Except Per Share Amounts)
---------------------------------------------------------------------------------------------------------------------------------
                                            Three Months           Three Months              Nine Months              Nine Months
                                               Ended                  Ended                    Ended                    Ended
                                          September 30,2003      September 30,2002        September 30,2003     September 30,2002
---------------------------------------------------------------------------------------------------------------------------------
Revenues
Gas Distribution                             $ 405,777             $ 334,031               $ 2,970,514               $ 2,078,823
Electric Services                              427,662               414,868                 1,132,647                 1,084,309
Energy Services                                148,876               217,104                   495,269                   687,975
Gas Exploration and Production                 123,052                88,600                   373,774                   256,089
Energy Investments                              26,447                23,599                    80,287                    62,784
---------------------------------------------------------------------------------------------------------------------------------
Total Revenues                               1,131,814             1,078,202                 5,052,491                 4,169,980
---------------------------------------------------------------------------------------------------------------------------------
Operating Expenses
Purchased gas for resale                       173,116               134,853                 1,793,581                 1,034,153
Fuel and purchased power                       132,649               144,259                   332,647                   326,327
Operations and maintenance                     507,381               487,293                 1,515,206                 1,538,073
Depreciation, depletion and
  amortization                                 135,656               127,301                   422,917                   380,758
Operating taxes                                 91,790                89,103                   311,754                   282,663
---------------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                     1,040,592               982,809                 4,376,105                 3,561,974
---------------------------------------------------------------------------------------------------------------------------------
Income from Equity Investments                   2,727                 2,299                    12,486                     9,713
Operating Income                                93,949                97,692                   688,872                   617,719
---------------------------------------------------------------------------------------------------------------------------------
Other Income and (Deductions)
Interest charges                               (78,366)              (79,937)                 (226,503)                 (222,594)
Loss on sale of subsidiary stock                     -                     -                   (11,325)                        -
Cost of debt redemption                              -                     -                   (24,094)                        -
Minority interest                              (19,894)               (5,353)                  (50,252)                  (15,920)
Other                                           24,299                (3,549)                   38,754                    15,143
---------------------------------------------------------------------------------------------------------------------------------
Total Other Income and (Deductions)            (73,961)              (88,839)                 (273,420)                 (223,371)
---------------------------------------------------------------------------------------------------------------------------------

Earnings Before Income Taxes                    19,988                 8,853                   415,452                   394,348
---------------------------------------------------------------------------------------------------------------------------------
Income Taxes
  Current                                      (39,317)              (34,508)                   94,275                   (97,430)
  Deferred                                      46,720                38,397                    71,439                   243,011
---------------------------------------------------------------------------------------------------------------------------------
Total Income Taxes                               7,403                 3,889                   165,714                   145,581
---------------------------------------------------------------------------------------------------------------------------------
Earnings from Continuing Operations             12,585                 4,964                   249,738                   248,767
Loss from Discontinued Operations                    -                     -                         -                   (19,662)
Cummulative Effect of Change in
  Accounting Principle                               -                     -                       174                         -
---------------------------------------------------------------------------------------------------------------------------------

Net Income                                      12,585                 4,964                   249,912                   229,105
Preferred stock dividend requirements            1,461                 1,335                     4,383                     4,287
---------------------------------------------------------------------------------------------------------------------------------
Earnings  for Common Stock                    $ 11,124               $ 3,629                 $ 245,529                 $ 224,818
---------------------------------------------------------------------------------------------------------------------------------
Basic Earnings Per Share From:
Continuing Operations, less preferred
  dividends                                     $ 0.07                  0.03                    $ 1.56                    $ 1.74
Discontinued Operations                              -                     -                         -                     (0.14)
Change in Accounting Principle                       -                     -                         -                         -
---------------------------------------------------------------------------------------------------------------------------------
Basic Earnings Per Share                        $ 0.07                $ 0.03                    $ 1.56                    $ 1.60
---------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Share From:
Continuing Operations, less preferred
  dividends                                     $ 0.07                $ 0.02                    $ 1.55                    $ 1.72
Discontinued Operations                              -                     -                         -                     (0.14)
Change in Accounting Principle                       -                     -                         -                         -
---------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Share                      $ 0.07                $ 0.02                    $ 1.55                    $ 1.58
---------------------------------------------------------------------------------------------------------------------------------
Average shares Outstanding (000)
        Basic                                  158,783               141,686                   157,871                   140,929
        Diluted                                159,539               142,359                   158,670                   141,760

                                        Segment Information
                                Three Months Ended September 30, 2003
                                      (In Thousands of Dollars)



                                                         Energy Investments
                                                    ----------------------------
                                                         Gas                                    Total
                                Gas       Electric   Exploration      Other       Energy      Operating      Recon-        Total
                           Distribution   Services   & Production   Investments   Services     Segments    ciliations   Consolidated
 Unaffliated Revenues         405,777      427,662     123,052         26,447      148,876    1,131,814            -      1,131,814
 Intersegment Revenues              -           25           -          1,252        1,926        3,203       (3,203)             -
                           ---------------------------------------------------------------------------------------------------------
                              405,777      427,687     123,052         27,699      150,802    1,135,017       (3,203)     1,131,814
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                173,116            -           -              -            -      173,116            -        173,116

 Purchased Fuel                     -      124,789           -            129        7,731      132,649            -        132,649

 Operations and Maintenance   163,372      150,447      19,747        16,709       154,015      504,290        3,091        507,381

 Depreciation, Depletion
   and Amortization            59,996       16,410      48,641          4,839        2,365      132,251        3,405        135,656

 Operating Taxes               48,401       35,787       3,669            740          318       88,915        2,875         91,790

                           ---------------------------------------------------------------------------------------------------------
 Total  Operating Expenses    444,885      327,433      72,057         22,417      164,429    1,031,221        9,371      1,040,592
                           ---------------------------------------------------------------------------------------------------------

 Income From Equity
   Investments                      -            -           -          2,727            -        2,727            -          2,727

                           ---------------------------------------------------------------------------------------------------------
 Operating Income             (39,108)     100,254      50,995          8,009      (13,627)     106,523      (12,574)        93,949
                           =========================================================================================================


                                                Segment Information
                                        Nine Months Ended September 30, 2003
                                              (In Thousands of Dollars)




                                                           Energy Investments
                                                      --------------------------
                                                           Gas                                 Total
                                 Gas        Electric    Exploration     Other      Energy    Operating      Recon-         Total
                            Distribution    Services    & Production  Investments  Services   Segments    ciliations   Consolidated
 Unaffliated Revenues         2,970,514     1,132,647    373,774        80,287     495,269    5,052,491          -       5,052,491
 Intersegment Revenues                -            76          -         3,756       4,894        8,726     (8,726)              -
                           ---------------------------------------------------------------------------------------------------------
                              2,970,514     1,132,723    373,774        84,043     500,163    5,061,217     (8,726)      5,052,491
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                1,744,732             -          -             -      48,849    1,793,581          -       1,793,581

 Purchased Fuel                       -       294,547          -           377      37,723      332,647          -         332,647

 Operations and Maintenance     492,586       489,178     59,342        52,743     438,248    1,532,097    (16,891)      1,515,206

 Depreciation, Depletion
   and Amortization             197,005        49,054    145,559        13,879       7,005      412,502     10,415         422,917

 Operating Taxes                178,746       108,540     12,140         2,215         985      302,626      9,128         311,754

                           ---------------------------------------------------------------------------------------------------------
 Total  Operating Expenses    2,613,069       941,319    217,041        69,214     532,810    4,373,453      2,652       4,376,105
                           ---------------------------------------------------------------------------------------------------------

 Income From Equity
   Investments                        -             -          -        12,378           -       12,378        108          12,486

                           ---------------------------------------------------------------------------------------------------------
 Operating Income               357,445       191,404    156,733        27,207     (32,647)     700,142    (11,270)        688,872
                           =========================================================================================================



                                          KeySpan Corporation
                                          Segment Information
                                Three Months Ended September 30, 2002
                                        (In Thousands of Dollars)


                                                            Energy Investments
                                                      ----------------------------
                                                           Gas                                   Total
                                 Gas        Electric   Exploration &      Other     Energy     Operating      Recon-       Total
                             Distribution   Services    Production     Investments  Services    Segments    ciliations  Consolidated
 Unaffliated Revenues           334,031     414,868       88,600          23,599    217,104    1,078,202          -      1,078,202
 Intersegment Revenues                -          25            -             194          -          219       (219)             -
                            --------------------------------------------------------------------------------------------------------
                                334,031     414,893       88,600          23,793    217,104    1,078,421       (219)     1,078,202
                            --------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                  126,944           -            -               -      7,909      134,853          -        134,853

 Purchased Fuel                       -     106,293            -              66     37,900      144,259          -        144,259

 Operations and Maintenance     147,023     149,682       14,370          10,849    173,393      495,317     (8,024)       487,293

 Depreciation, Depletion
   and Amortization              56,174      16,176       44,880           3,875      2,430      123,535      3,766        127,301

 Operating Taxes                 43,455      36,131        2,996             758        306       83,646      5,457         89,103

                            --------------------------------------------------------------------------------------------------------
 Total  Operating Expenses      373,596     308,282       62,246          15,548    221,938      981,610      1,199        982,809
                            --------------------------------------------------------------------------------------------------------

 Income From Equity
   Investments                        -          -             -           2,281          -        2,281         18          2,299

                            --------------------------------------------------------------------------------------------------------
 Operating Income               (39,565)    106,611       26,354          10,526     (4,834)      99,092     (1,400)        97,692
                            ========================================================================================================


                                        KeySpan Corporation
                                        Segment Information
                                Nine Months Ended September 30, 2002
                                      (In Thousands of Dollars)


                                                           Energy Investments
                                                      --------------------------
                                                         Gas                                    Total
                                Gas        Electric   Exploration &     Other     Energy      Operating     Recon-         Total
                            Distribution   Services    Production    Investments  Services     Segments    ciliations   Consolidated
 Unaffliated Revenues         2,078,823    1,084,309      256,089        62,784    687,975     4,169,980           -      4,169,980
 Intersegment Revenues                -           75            -           582          -           657        (657)             -
                           ---------------------------------------------------------------------------------------------------------
                              2,078,823    1,084,384      256,089        63,366    687,975     4,170,637        (657)     4,169,980
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                  976,884            -            -             -     57,269     1,034,153           -      1,034,153

 Purchased Fuel                       -      225,836            -            66    100,425       326,327           -        326,327

 Operations and Maintenance     445,330      481,732       41,818        44,675    547,696     1,561,251     (23,178)     1,538,073

 Depreciation, Depletion
   and Amortization             177,312       43,835      130,766        10,790      6,727       369,430      11,328        380,758

 Operating Taxes                157,746      105,368        7,872         2,415        914       274,315       8,348        282,663

                           ---------------------------------------------------------------------------------------------------------
 Total  Operating Expenses    1,757,272      856,771      180,456        57,946    713,031     3,565,476      (3,502)     3,561,974
                           ---------------------------------------------------------------------------------------------------------

 Income From Equity
   Investments                        -            -            -         9,661          -         9,661          52          9,713

                           ---------------------------------------------------------------------------------------------------------
 Operating Income               321,551      227,613       75,633        15,081    (25,056)      614,822       2,897        617,719
                           =========================================================================================================












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